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EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-01569, 333-13943, 333-20005, 333-24615, 333-64203, 333-65211, 333-67511, 333-87905, 333-105733 and 333-111480) and Form S-8 (File Nos. 333-02329, 333-13481, 333-65193, 333-65221, 333-65223, 333-85549, 333-85574 and 333-105734) of New Plan Excel Realty Trust, Inc. of our report dated February 25, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 4, 2004

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  EXHIBIT 23
CONSENT OF PRICEWATERHOUSECOOPERS LLP